The Law Office of James G. Dodrill II, P.A.
                              5800 Hamilton Way
                          Boca Raton, Florida 33496
                             Tel. (561) 862-0529
                             Fax: (561) 892-7787
                          Email: jgd2pa@adelphia.net
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                             January 20, 2006

Cycle Country Accessories Corp.
2188 Highway 86
Milford, Iowa 51351



Gentlemen and Ladies:

     At your request, I have acted as counsel for Cycle Country
Accessories Corp., a Nevada corporation (the "Company"), in connection with preparation of the Company's Registration
Statement on Form SB-e (the "Registration Statement") under the
Securities Act of 1933, as amended, concerning registration of 2,179,260 shares of the Company's $.0001 par value common stock
(the "Common Stock") to be sold by certain selling shareholders of the Company, as identified in the Registration Statement.


     In connection with the rendering of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is my opinion that the shares of Common Stock to be sold by the selling shareholders are legally issued, fully paid,and non-assessable and that the Company has the power to, and has properly issued the Common Stock.

     I hereby consent (a) to be named in the "Legal Matters" section of the Registration Statement and the prospectus that constitutes a part of the Registration Statement (including any amendments thereto) as acting as counsel in connection with the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                           Sincerely,
                           Law Office of James G. Dodrill II, PA


                            /s/ James G. Dodrill II, Esq.
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                           By:  James G. Dodrill II, Esq.